SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                November 12, 2003

                                  Boots & Coots
                        International Well Control, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-13817

               Delaware                                 11-2908692
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

          11615 N. Houston Rosslyn                        77086
              Houston, Texas                            (Zip Code)
   (Address of Principal Executive Offices)

                                  281-931-8884
              (Registrant's telephone number, including area code)


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                      INFORMATION TO BE INCLUDED IN REPORT

Item  12.  Disclosure  of  Results  of  Operations  and  Financial  Condition,

     On November 12, 2003 the registrant issued a press release entitled "Boots & Coots Announces Positive Results for the third Consecutive Quarter."

     The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition."

     The Company's press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Exhibit 99.1

     The text of the press release is as follows:


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